UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2018

BioCryst Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4505 Emperor Blvd., Suite 200
 Durham, North Carolina 27703
(Address of Principal Executive Offices)

(919) 859-1302
(Registrant’s telephone number, including area code)

________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.
On July 10, 2018, BioCryst Pharmaceuticals, Inc., a Delaware corporation (the “Company”) terminated the Agreement and Plan of Merger, dated as of January 21, 2018 (the “Merger Agreement”), by and among the Company, Idera Pharmaceuticals, Inc., a Delaware corporation (“Idera”), Nautilus Holdco, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Holdco”), Island Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Holdco (“Merger Sub A”) and Boat Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Holdco (“Merger Sub B”).  The Merger Agreement was terminated following the July 10, 2018 special meeting of stockholders of the Company at which the proposal to adopt the Merger Agreement was not approved by holders of a majority of the Company’s issued and outstanding shares of common stock, par value $0.01 per share, entitled to vote thereon. Pursuant to the terms of the Merger Agreement, the Company will pay Idera an expense reimbursement amount equal to $6,000,000 in connection with such termination.
As a result of the termination of the Merger Agreement, the Voting and Support Agreement, dated as of January 21, 2018, by and between the Company and 667, L.P., Baker Brothers Life Sciences, L.P. and 14159, L.P., automatically terminated pursuant to its terms.
The foregoing description of the terms of the Merger Agreement is not complete and is qualified in its entirety by the terms and conditions of the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) by the Company on January 22, 2018.
Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held a special meeting of stockholders on July 10, 2018. A total of 83,365,756 shares were represented in person or by proxy at the meeting, and the Company’s stockholders took the following actions:

Proposal 1: The BioCryst Merger Proposal

Stockholders voted against the proposal to adopt the Merger Agreement based on the following votes:

FOR	32,343,456
AGAINST	50,606,529
ABSTAIN	417,771

Proposal 2: The BioCryst Merger-Related Compensation Proposal

Stockholders voted in favor of the proposal to approve, on a non-binding advisory basis, the compensation that may become payable to the Company’s named executive officers that is based on or otherwise relates to the Mergers based on the following votes:

FOR	58,858,768
AGAINST	23,937,031
ABSTAIN	571,957

Proposal 3: The BioCryst Adjournment Proposal

Stockholders voted against the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement based on the following votes:

FOR	32,267,240
AGAINST	50,628,430
ABSTAIN	472,086

Item 8.01. Other Events
On July 10, 2018, the Company issued a press release announcing the termination of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
Exhibit No.	Description
99.1	Press release dated July 10, 2018, announcing termination of the Merger Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2018	BioCryst Pharmaceuticals, Inc.

	By:	/s/ Alane Barnes
Alane Barnes
Vice President, General Counsel, and Corporate Secretary